EXHIBIT 10.2

SUBLICENSE

This Sublicense (the “Sublicense”) is made as of this 7TH day of April, 2009, by and among Parlux Fragrances, Inc., a Delaware corporation, with its principal offices at 5900 North Andrews Avenue, Suite 500, Ft. Lauderdale, FL 33309 (“Sub-Licensee”), and Iconic Fragrances, LLC, a Delaware limited liability company, with its principal offices at 1850 N.W. 84th Avenue, Suite 100, Miami, FL 33126 (“Sub-Licensor”).

WHEREAS, Sub-Licensor, Robin Rihanna Fenty (“Artist”) and Combermere Entertainment Properties, LLC, an entity or representative owning/and or controlling the rights to market such Artists name and any related trademark (“Licensor”) have entered into that certain License Agreement, dated  April 3, 2009 (the “License Agreement”), pursuant to which Sub-Licensor holds the exclusive right and license to use the Licensed Mark in the Territory for use on and solely in connection with the manufacture, promotion, distribution and sale of Licensed Products in the Licensed Channels of Distribution (as all of such terms are defined in the License Agreement); and

WHEREAS, Sub-Licensor has the right and obligation pursuant to the License Agreement to sublicense its rights and obligations under the License Agreement to Sub-Licensee; and

WHEREAS, pursuant to that certain Agreement entered into by Sub-Licensee and Sub-Licensor dated April 3, 2009 (the "Parlux-Iconic Agreement"), Sub-Licensor desires to sublicense the License Agreement to Sub-Licensee, and Sub-Licensee desires to sublicense the License Agreement from Sub-Licensor; and

WHEREAS, the Artist and Licensor desire to permit the Sublicense between Sub-Licensee and Sub-Licensor to be entered into.

NOW, THEREFORE, the parties hereto agree as follows:

1.

Grant of Exclusive Sublicense.  Sub-Licensor hereby grants to Sub-Licensee, and Sub-Licensee hereby accepts, the exclusive sublicense of the License Agreement, on the terms and subject to the conditions set forth in this Sublicense, pursuant to which the Sub-Licensee shall be responsible for performing all of Sub-Licensor’s obligations under the License Agreement directly for the benefit of the Licensor, and the Sub-Licensee shall be entitled directly to all of the rights and benefits of the Sub-Licensor under the License Agreement.  The Sub-Licensee hereby assumes all of Sub-Licensor’s obligations to the Licensor under the License Agreement and guarantees to the Licensor and Artist that it will fully perform as the licensee under the License Agreement, as if the License Agreement were directly entered into with the Sub-Licensee.  All capitalized terms used in this Sublicense shall have the meaning assigned to such terms in the License Agreement, except as otherwise defined in this Agreement.

2.

Term.  The Initial Term of this Sublicense shall be for the same Initial Term as the License Agreement, as may be extended by the Sub-Licensee's exercise of the Licensee's option to extend the License Agreement for a Renewal Term, in accordance with the terms and conditions of the License Agreement.

3.

Royalties.  Without limiting the Sub-Licensee's assumed obligations as set forth in Section 1 above, the Sub-Licensee shall assume the Sub-Licensor’s obligation to make payments of Sales Royalties to the Licensor on account of Sub-Licensee’s Net Sales for the applicable Licensed Products

1

covered by the License Agreement including the payment of any Guaranteed Minimum Royalties required in the License Agreement, subject to any advance payments of Guaranteed Minimum Royalties that Sub-Licensor may agree to make on Sub-Licensee’s behalf pursuant to the terms of the Parlux-Iconic Agreement, the repayment of which shall be governed by the terms of the Parlux-Iconic Agreement.  The Sub-Licensee shall remit payment of such Sales Royalties directly to the Licensor under the License Agreement in accordance with the terms and conditions of the License Agreement.  The Licensor shall be entitled to enforce its rights to be paid Sales Royalties under the License Agreement directly from the Sub-Licensee, and the Licensor need not proceed against the Sub-Licensor to enforce its rights against the Sub-Licensee.  The Sub-Licensee agrees, and represents to the Licensor and Artist, that the Licensor and the Artist under the License Agreement shall have the right to enforce against Sub-Licensee the obligations of the Licensee under the License Agreement.

4.

Audit.  Sub-Licensee shall permit Licensor's and Sub-Licensor’s employees, agents and other representatives to audit, review and inspect Sub-Licensee's books and records in accordance with the License Agreement and the Parlux-Iconic Agreement.  Licensor and Sub-Licensor agree to coordinate their audit rights so that no more than one joint audit on behalf of Licensor and Sub-Licensor per period is conducted for the benefit of Licensor and Sub-Licensor, if any audit is conducted.

5.

Indemnity by Sub-Licensee.  Sub-Licensee assumes full responsibility for the conduct of its business and shall indemnify and hold harmless Licensor, Artist and Sub-Licensor (each, an “Indemnified Party,” and collectively, the “Indemnified Parties”), from and against any and all losses, liabilities, claims, charges, actions, proceedings, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees) which any of them may incur as a result of any claim or demand which may be made against any of them arising in any way out of this Sublicense including, without limitation, claims alleging negligence in connection with the conduct of the business operated by Sub-Licensee or any product liability or other defects or any inherent danger in or from the business conducted by Sub-Licensee or the products it sells or manufactures, and for any breach by Sub-Licensee of any representation, warranty, covenant, agreement or obligation of Sub-Licensee in this Sublicense or in the Parlux-Iconic Agreement.  Furthermore, Sub-Licensee shall indemnify and hold harmless Sub-Licensor from and against any and all losses, liabilities, claims, charges, actions, proceedings, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sub-Licensor may incur as a result of any claim or demand by Licensor or Artist against Sub-Licensor alleging that Sub-Licensee failed to perform any obligations of Sub-Licensor under the License Agreement.  The foregoing indemnification obligations shall not limit, but shall be in addition to, any indemnification obligation of Licensee provided by the License Agreement, all of which are hereby expressly assumed by Sublicensee.

6.

Indemnity by Sub-Licensor.  Sub-Licensor shall indemnify and hold harmless Sub-Licensee from and against any and all losses, liabilities, claims, charges, actions, proceedings, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sub-Licensee may incur as a result of any claim or demand which may be made against Sub-Licensee arising in any way out of this Sublicense including, without limitation, claims alleging that the Licensed Mark infringes on another person's intellectual property rights, negligence in connection with the conduct of the business operated by Licensor, for any breach by Licensor or Artist of any representation, warranty, covenant, agreement or obligation of the Licensor or Artist under the License Agreement, and for any claim for income taxes due and payable by Licensor with respect to Sales Royalties or other sums paid to Licensor under the License Agreement or pursuant to any assignment of rights to Licensor by the Sub-Licensor under the Parlux-Iconic Agreement.  For the avoidance of doubt, neither Licensor nor Artist  shall have any obligations to any party arising out of this Section 6.

2

7.

Governing Law.  The provisions of, and all rights and obligations under, this Sublicense shall be governed by and construed in accordance with the laws of the State of Florida.

8.

Modification of Sublicense.  No modification of any provision of this Sublicense shall be effective against Sub-Licensor unless the same shall be in writing and signed by all parties hereto, and then such modification or consent shall be effective only in the specific instance and for the purpose for which given.

9.

Successors and Assigns.  This Sublicense shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and, to the extent permitted, their respective successors and assigns.

10.

Invalidity.  Any provision of this Sublicense which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Sublicense or affecting the validity or enforceability of such provision in any other jurisdiction.

11.

Notices.  Except as otherwise set forth herein, any agreement, approval, consent, notice, request or other communication required or permitted to be given by any party under this Sublicense shall be in writing and shall be deemed to have been given when received and delivered (i) by hand or by courier, (ii) by a nationally-recognized over-night courier service such as Federal Express, or (iii) upon transmittal by facsimile with confirmation of receipt to the number set forth below:

If to Sub-Licensor:

Iconic Fragrances, LLC

1850 N.W. 84th Avenue

Suite 100

Miami, FL  33126

Attention:  Rene Garcia, Manager

Facsimile:  305-448-4068

With a copy to

Littman Krooks LLP

655 Third Avenue

New York, NY  10017

Attention:  Mitchell C. Littman, Esq.

Facsimile:  212-490-2990

If to Sub-Licensee:

Parlux Fragrances, Inc.

5900 North Andrews Avenue

Suite 500

Fort Lauderdale, FL  33309

Attention:  Neil J. Katz, Chief Executive Officer

Facsimile:  954-491-1187

With a copy to

3

Akerman Senterfitt

One Southeast Third Avenue

25th Floor

Miami, FL  33131-1714

Attention:  Jonathan L. Awner, Esq.

Facsimile:  305-374-5095

or to such other address as the recipient party shall have designated by notice given in accordance with this Section.

12.

Further Assurances.  Each of the parties hereby agrees to execute such further documentation and perform such other actions as may be reasonably requested to evidence and effect the purposes and intent of this Sublicense.

13.

Entire Agreement.  This Sublicense constitutes the entire agreement of the parties relating to its subject matter and supersedes all prior oral or written understandings or agreements relating thereto.  No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by either party hereto.

14.

Counterparts.  This Sublicense may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

15.

Headings.  The headings in this Sublicense are for reference purposes only, do not constitute a part of this Sublicense and shall not affect its meaning or interpretation.

16.

Licensor and Artist Consent; Enforcement.  The undersigned Licensor and Artist hereby consent to the above Sublicense and agree, and represent to the Sub-Licensee, that the Sub-Licensee has the right to enforce the obligations of the Licensor and Artist under the License Agreement, to the same extent as the Sub-Licensor.  The Sub-Licensee agrees, and represents to the Licensor and Artist, that the Licensor and/or Artist shall have the right to enforce against Sub-Licensee (and/or the Licensee) the obligations of the License under the License Agreement as well as enforce the terms of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

4

IN WITNESS WHEREOF, the parties have caused this Sublicense to be executed as of the date first written above, with intent to be bound hereby.

SUB-LICENSEE:

PARLUX FRAGRANCES, INC.

By:	/s/ Neil J. Katz
Neil J. Katz, Chairman & CEO

SUB-LICENSOR:

ICONIC FRAGRANCES, LLC

By:	/s/ Rene Garcia
Rene Garcia, Manager

LICENSOR:

COMBERMERE ENTERTAINMENT PROPERTIES, LLC (as to Paragraph 16 only)

By:	/s/ Robin Rihanna Fenty
Name:	Robin Rihanna Fenty
Title:	President

ARTIST:	/s/ Robin Rihanna Fenty

Robin Rihanna Fenty

5

LICENSE AGREEMENT

THIS AGREEMENT made and entered into as of the 3rd day of April 2009, by and between COMBERMERE ENTERTAINMENT PROPERTIES, LLC, a New York limited liability company with offices at c/o Berdon LLP, 360 Madison Avenue, New York, NY 10017 ("Licensor"), and ICONIC FRAGRANCES, LLC, a Delaware limited liability company corporation with offices at 1608 N.W. 84th Avenue, Miami, FL 33126 ("Licensee") (together the "Parties").

WITNESSETH

WHEREAS, Licensor and its Affiliates (as defined below) own or have the right to grant licenses of the Licensed Mark (as hereinafter defined), which is to be licensed herein solely in connection with the Licensed Products, as defined below; and

WHEREAS, Licensee is engaged in the business of manufacturing, promoting and/or selling fragrance and related personal beauty care products and Licensor desires to obtain the services of Licensee in connection with the manufacture, promotion and sale of the Licensed Products, bearing the Licensed Mark; and

WHEREAS, in accordance with the terms and conditions of this Agreement, Licensor is willing to grant the Licensee and Licensee desires to obtain from Licensor, the exclusive right and license to use the Licensed Mark in the Territory (as hereinafter defined) for use on and solely in connection with the manufacture, promotion, distribution and sale of Licensed Products in the Licensed Channels of Distribution (as such terms are hereinafter defined);

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto covenant and agree as follows:

ARTICLE 1
Definitions

The following definitions shall apply:

A.

Territory. All countries of the world and all duty-free-shops, ships, airplanes, military bases and diplomatic missions of every country of the world, including the world-wide web in accordance with the Licensed Channels of Distribution. Licensee will supply Licensor with a plan within 180 days prior to * that will set forth a timetable for introducing the Licensed Products, as defined below, into specified foreign countries ("Roll-Out Schedule"). Licensor and Licensee shall agree upon the foregoing Roll Out Schedule based upon Licensee's reasonable judgment as to where there is substantial profit potential and taking into account the availability of the Licensed Mark(s) and any secondary marks. Licensor shall have the right, in the exercise of its reasonable discretion, to prohibit distribution and sale in a particular country in the event that there is a substantial impediment to use of the trademark "RIHANNA" or any words, phrases, images or logos to be associated with the trademark "RIHANNA" (collectively, "Associated Matter") that it is unlikely that registration of said trademark "RIHANNA," either

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

alone or together with such Associated Matter, will be obtained in said country. In the event that the difficulty in registration pertains only to the trademark "RIHANNA" and not to any or all of the Associated Matter, and the country in which such difficulty arises and in which Licensor exercises its discretion hereunder to prohibit distribution and sale represents a material market (a nonexclusive list of examples being the United States, France, Italy, United Kingdom, and other countries of similar economic scope based on historic sales figures for products competitive with or comparable to the Licensed Products) (hereinafter, a "Material Market") for the Licensed Products, the parties will negotiate in good faith to attempt to achieve a mutually agreeable adjustment to the Net Sales Minimum to reflect the loss of such market for the applicable period(s) of the Term. In the event that the difficulty in registration pertains to any or all of the Associated Matter and not to the trademark "RIHANNA," and Licensor exercises its discretion hereunder to prohibit distribution and sale in such market, and the country in which such difficulty arises is a Material Market, the parties will negotiate in good faith to attempt to achieve a mutually agreeable adjustment to the Net Sales Minimum to reflect the loss of such market for the applicable period(s) of the Term, but in such event the adjustment shall be no greater than a * (*%) reduction of the Net Sales Minimum for the applicable Sales Year.  Licensor shall not unreasonably withhold or delay its agreement with Licensee's proposed Roll-Out Schedule.

B.

Licensed Products. Men's and women's fragrances and solely the following related personal fragrance enhanced beauty care products: body lotion, body crème, body butter, body mist, bath and shower gel, dusting powder, after shave balm or gel, incense, room fragrances, deodorant stick and scented candles (but excluding all cosmetic products, and all skin care products not specifically set forth herein including but not limited to face and/or hand lotions, crèmes or gels), which are manufactured, produced, sold, distributed, promoted and advertised by Licensee or its sub-licensee or distributors in the Licensed Channels of Distribution, and which bear the Licensed Mark under this Agreement. Notwithstanding the foregoing, in the event that Licensor or Artist licenses or promotes skin care products not governed by this Agreement, Licensor and Artist agree that such skin care products shall not include any items called "body lotion," "body butter," "body creme," "bath and shower gel," "dusting powder" or "deodorant stick". Only those lotions, butters, crèmes, gels, or dusting powders that are identified using a functional designation such as, for example, "exfoliating creme," "exfoliating lotion," "scrubbing lotion," "anti-wrinkle creme," "smoothing creme," "anti-aging lotion," "facial crème" or "hand crème" may be included in such skin care product lines. The only functional designation that shall not be permitted to be used to identify such skin care product is the term "moisturizing" so that no items called "moisturizing lotion," or "moisturizing creme," or "moisturizing butter," for example, shall be permitted. Correspondingly, Licensee shall not be permitted to use any functional terms (such as were referred to in the penultimate sentence) to identify its lotions, butters, crèmes, gels or dusting powders. Notwithstanding the foregoing, Licensee or its sub-licensees or distributors shall not be permitted to launch any body lotion, body crème, body butter, dusting powder or bath and shower gel prior to *. Licensee shall use its best efforts to cause all other Licensed Products to be introduced on retail shelves in commercially reasonable quantities (the "Product Launch Date") no later than *, but in no event shall the Product Launch Date for all Licensed Products be later than *.

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

C.

Licensed Mark. The trademark "RIHANNA" and any secondary marks, approved logos, the approved signature of Robyn Rihanna Fenty (the "Artist") and the approved likeness of Artist and any derivative thereof, and such other trademarks as are, from time to time, agreed to and approved in writing by Licensor, which approval will not be unreasonably withheld.

D.

Net Sales. The term "Net Sales" shall mean the gross invoice price of all Licensed Products shipped by or on behalf of the Licensee (including but not limited to its Subsidiaries, Affiliates or any sub-licensees, except that sales by Perfumania Holdings, Inc. and its Subsidiaries and Affiliates (collectively, the "Perfumania Group") shall not be deemed sales by the Subsidiaries, Affiliates, sub-licensees of Licensee for purposes of determining the gross invoice price upon which Net Sales is derived under this Agreement, minus (i) any documented actual allowances for damaged or returned Licensed Products, (ii) any documented credits for the return of Licensed Products to Licensee actually accepted or destroyed in the field, and (iii) any documented and bona fide trade and quantity discounts or allowances actually taken with respect to the Licensed Products (collectively, "Permitted Reductions").  Licensee covenants and agrees that sales made by Licensee, Parlux and their respective Subsidiaries or Affiliates, sub-licensees or distributors to any and all members of the Perfumania Group shall be bona fide, arms length transactions at prices that are consistent with historical practices and reasonably comparable to those prices charged to third party distributors which are not Affiliates or Subsidiaries of Licensee or Parlux. Licensee and Parlux will provide Licensor with access to historical sales records to enable Licensor to audit compliance by Licensee with the foregoing covenant.  (Licensed Products shall be deemed sold when shipped, distributed, billed, sold or paid for, whichever occurs first.) The total Permitted Reductions in any Sales Year during the Term and Renewal Term for all customers other than department store customers ("Non-Department Store Customers") shall be limited to * (*%) percent of Net Sales to such Non- Department Store Customers in such Sales Year. There shall be a * (*%) percent cap on Permitted Reductions to department store customers in such Sales Year (including department store margin allowances (also referred to as markdown allowances). In computing Net Sales, no costs incurred in manufacturing, selling, advertising or distributing the Licensed Products and no indirect expenses shall be deducted, nor shall there be any deduction for uncollectible accounts.

E.

Subsidiary. Any corporation or other entity which is 100% directly or indirectly owned by Licensee.

F.

Affiliate. Any person, corporation or other entity, which directly or indirectly controls, is controlled by, or is under common control with a party. "Control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of any such person, corporation or entity, through ownership of voting securities, by contract or otherwise.

G.

Sales Year. Each twelve (12) month period during the Term, as defined below, of this Agreement commencing on the first date of shipment of Licensed Products by Licensee or its distributor or sub-licensee in commercially reasonable quantities (the "First Shipment Date") for the first line of Licensed Products to be launched by Licensee or its distributor or sub-licensee, and ending on each anniversary thereof. If the First Shipment Date in Sales Year 1

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

occurs on other than the first day of the month, then Sales Year 1 shall end on the last day of the month in which the anniversary of the First Shipment Date occurs and all subsequent Sales Years shall end on the anniversary of such date.

ARTICLE 2
Grant Of License

A.

Upon the terms and conditions of this Agreement, Licensor hereby grants to Licensee, during the Term, as defined below, of this Agreement, the sole and exclusive right and license to use the Licensed Mark in the Licensed Channels of Distribution in the Territory as a trademark in connection with the manufacture, promotion, sale and distribution solely of the Licensed Products and on all related packing materials, containers, promotional material, publicity, sales, advertising, newspaper, magazine, radio, television, cinema and similar media presently existing or that may exist in the future, in connection solely with the creation, manufacture, introduction, marketing, distribution, sale and advertising of the Licensed Products, through the channels used to manufacture, sell, distribute, advertise and promote Licensed Products of comparable prestige design and quality as described in paragraphs A and B of Article 7 below. Licensor shall not, during the Term, as defined below, of this Agreement and in the Territory, grant to any third party any rights to use the Licensed Mark or any derivative thereof in connection with Licensed Products in Licensed Channels of Distribution. It is understood and agreed that this Agreement shall pertain only to the Licensed Products for sale in the aforesaid Licensed Channels of Distribution and does not extend to any other product or service or other territory or other distribution channel, unless otherwise agreed to by the parties as evidenced by a mutually executed written amendment of this Agreement, specifically setting forth the further intention and agreement of Licensee and Licensor to do so. Except for the rights to use the Licensed Marks in connection with the manufacture and sale of the Licensed Products in the Territory through the Licensed Channels of Distribution expressly provided for herein, Licensor reserves all rights to the use of the Licensed Marks. Licensee shall have the right to sub-license the Licensed Mark to Parlux Fragrances, Inc. ("Parlux"), subject to and on the same terms and conditions as set forth in this Agreement and so long as Parlux guarantees in writing to Licensor the performance by Parlux and Licensee of all the terms, obligations, warranties, restrictions, payments and conditions contained in this Agreement as though Parlux was a party hereto. It is the essence of this Agreement that Licensee enter into a sub-license agreement within the time period set forth in this Agreement and that Parlux guarantees in writing to Licensor the performance by Licensee and Parlux of all the terms, obligations, restrictions, warranties, payments and conditions contained in this Agreement and any exhibits or agreements incorporated by reference herein. Failure to enter into a sublicense agreement with Parlux in the time provided and upon the foregoing terms and conditions shall afford Licensor the immediate right to terminate the Agreement and retain all payments which may have been previously paid to Licensee under this Agreement, and the parties shall thereafter have no further obligations to each other hereunder.

B.

Licensor and Artist each agrees not to promote any products described herein as Licensed Products utilizing any other brand during the Term of this Agreement; provided however, that neither Artist nor Licensor, or any party affiliated with either of them, shall be in breach of this Agreement in the event any sponsors of any events in which Artist participates, including but not limited to any tours, television programs, films or special events, are companies in the business of selling fragrance products, provided that the sale of fragrance products is not their primary business, and provided further that Artist shall not be precluded from using or wearing any products whatsoever in the ordinary course, but Artist shall not publicly disclose that she wears any fragrance brands that are not Licensed Products hereunder, except those fragrance brands in which Iconic or Parlux has an interest.

ARTICLE 3
Exclusivity of License

Licensor will not grant any other license effective during the Term, as defined below, of this Agreement for the use of the Licensed Mark on or in connection with Licensed Products through Licensed Channels of Distribution in the Territory. Licensor may use or grant others the right to use the Licensed Mark on or in connection with goods of all other types and descriptions in the Territory. Licensor acknowledges that Licensee or its sub-licensees or distributors presently manufacture and/or distribute in parts of the Territory products similar to the Licensed Products covered by this Agreement, which bear other trademarks. Licensor further acknowledges that Licensee will be obtaining other licenses for the manufacture and/or distribution of other similar lines during the Term, as defined below, of this Agreement. Licensee will not, during the Term, as defined below, of this Agreement and thereafter, attack either Licensor's title in and to the Licensed Mark or the validity of this License.

ARTICLE 4
Term of Agreement

Subject to the rights of termination set forth in this Agreement, the initial term of this Agreement (the "Initial Term"), shall commence on the date of execution hereof (the "Effective Date") and shall terminate five (5) years following the First Shipment Date. Licensee shall have the option to renew this Agreement for an additional three-year period under the terms set forth in this Agreement applicable to such renewal period (the "Renewal Term") provided:

A.

Guaranteed Minimum Royalties (as hereinafter defined) for the Initial Term of this Agreement which, by the terms of this Agreement, are due to be paid prior to the expiration of the Initial Term, have been paid in full prior to the commencement of the Renewal Period;

B.

Licensee has achieved in Sales Years 1 through 4 Net Sales, in the aggregate, of at least $*;

C.

Licensee is not otherwise in material breach of any terms or conditions of the Agreement, unless Licensor waives in writing any such breach;

D.

Licensor has not otherwise exercised its rights set forth herein to terminate this Agreement.

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

E.

Licensee gives Licensor notice in writing of its intent to renew no later than sixty (60) days following the end of Sales Year 4.

The Initial Term and the Renewal Term are collectively referred to in this Agreement as the "Term."

ARTICLE 5
Confidentiality-Publicity

A.

Each party (each a "Restricted Party") (i) shall, and shall cause its officers, directors, managers, members, employees, attorneys, accountants, auditors and agents (collectively, "Representatives"), to the extent such persons have received any Confidential Information, and their Affiliates and their Representatives, to the extent such entities have received any Confidential Information, as a result of or in connection with or in relation to the conduct and performance of this Agreement, to maintain in strictest confidence the terms of this Agreement and any and all information relating to the parties that is proprietary to each party, as applicable, or otherwise not available to the general public including, but not limited to, this Agreement, any of the terms of this Agreement, information about royalties, marketing strategies, marketing plans, customer lists, supplier information, distribution channels, contacts at such suppliers, customers and distributors, information related to costs and profits, employees, finances, businesses and operations and activities of each party or their Affiliates, and all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by a party or its Representatives or Affiliates which contain, reflect or are based upon, in whole or in part, the information furnished to or acquired by such party ("Confidential  Information") and (ii) shall not disclose, and shall cause its Representatives, its Affiliates and their Representatives not to disclose, Confidential Information to any entity except as required by law, regulation or legal process or by the requirements of any securities exchange on which the securities of a party hereto are listed or quoted (as reasonably determined by such party) and (iii) shall not use, and shall cause its Representatives, its Affiliates and their Representatives not to use, the Confidential Information other than for the purposes anticipated by this Agreement. The provisions of this paragraph shall not apply with respect to:

1.

any information that is generally available to the public other than as a result of disclosure in violation of the foregoing;

2.

any information that is known to the recipient thereof prior to disclosure thereof by the disclosing party or independently developed by the recipient;

3.

any otherwise confidential information that is disclosed to a Party by a third party and such disclosure by the third party is not, to the best knowledge of such receiving Party, in violation of any confidentiality agreement that such third party has with the other Party to this Agreement; or

4.

information that is required to be disclosed by judicial or administrative order or required to be disclosed to enforce the terms and conditions hereof.

B.

All press releases and other public announcements related to this Agreement and the business contemplated herein may, subject to applicable law and applicable disclosure obligations as required by law, be produced and released by either party, but shall first be subject to the reasonable prior approval of the other party, before release to the trade or public. Each party shall keep the other party to this Agreement informed to the extent practicable regarding all press inquiries concerning this Agreement and Licensed Products. The provisions of this Section 5 and the parties' obligations hereunder shall survive the expiration or termination of the Term. For purposes hereof, the Artist shall be free without prior approval of Licensee to handle impromptu media interviews and question and answer sessions in which the subject of this Agreement or Licensed Products is raised.

ARTICLE 6
Duties of Licensee

A.

Best Efforts. During the Term of this Agreement, Licensee will use its best efforts to exploit the rights herein granted throughout the Territory and to sell directly or through its Licensor approved sub-licensee or distributors through the Licensed Channels of Distribution the maximum quantity of Licensed Products consistent with the high standards and prestige represented by the Licensed Mark. During the Term and unless otherwise agreed in writing by Licensor, Licensee agrees to use Select as a marketing consultant for Europe with respect to the Licensed Products.

B.

Design and Sample Making. Licensor shall not be responsible for the production, design or sample making of the Licensed Products and Licensee shall bear all costs related thereto.

ARTICLE 7
Quality Standards

A.

Manufacture of Licensed Products; Quality Control.

(i)

The contents and workmanship of Licensed Products shall be at all times of the highest quality consistent with the reputation, image and prestige of the Licensed Mark, and Licensed Products shall be distributed and sold with packaging and sales promotion materials appropriate for such high quality products. The Parties agree that the Licensed Products shall be of the same or similar premium quality and prestige as that of the Paris Hilton, Britney Spears and Jennifer Lopez fragrance brands as of the date of this Agreement.

(ii)

All Licensed Products shall be manufactured, labeled, sold, distributed and advertised in accordance with all applicable national, state and local laws and regulations.

(iii)

Licensee shall submit to Licensor the fragrance, scent, packaging and other material, designs, pre-production samples, design concepts, sketches, colors, tags, containers and labels and advertising and marketing materials and any matter utilizing the Licensed Marks for Licensor's review and approval, which approval shall not be unreasonably withheld; however, should Licensor fail to respond to written requests for approval within twenty (20) days of receipt of such requests, Licensor shall be deemed to have approved the item or items for which approval was requested.

(iv)

During the Term of this Agreement, upon Licensor's request, Licensee shall submit, free of charge to Licensor, a then current production sample of each Licensed Product marketed. Production samples submitted by Licensee for this purpose may be retained by Licensor and Licensor will pay Licensee for any additional production samples Licensor requests and retains at prices equal to Licensee's actual costs. All Licensed Products to be sold hereunder shall be at least equal in quality to the samples presented to Licensor. Licensor and its duly authorized representatives shall have the right, upon reasonable advance notice and during normal business hours, at Licensor's expense, to examine Licensed Products in the process of being manufactured and to inspect all facilities utilized by Licensee or its sub-licensee in connection therewith.

B.

Distribution. In order to maintain the reputation, image and prestige of the Licensed Mark, during the period immediately following the initial launch of any new line of Licensed Products, subject to the limitations set forth below, Licensee and its sub-licensee shall only sell Licensed Products to better department stores and specialty stores (including those department and specialty stores in Canada and Puerto Rico), including perfumeries, but thereafter may sell Licensed Products to those retailers and distributors that sell prestige designer fragrances such as the Paris Hilton, Britney Spears and Jennifer Lopez fragrance brands. For purposes hereof, the term "better department stores" shall describe the category and type of department stores that includes without limitation those stores identified on Schedule 7B hereto. Notwithstanding the foregoing, Licensor shall be kept informed of the general make up of the Licensed Channels of Distribution with respect to each product line of the Licensed Products. For each line of Licensed Products, Licensee shall not be permitted to begin selling into the mass market until at least twelve months after the First Shipment Date of such line. However, if requested by Licensor, in the event that the Artist is in the midst of another campaign that Licensor reasonably believes will be impaired by sales of Licensed Products into the mass market, such twelve-month period will be extended for an additional three months. If Licensee has a First Shipment Date for a new line of Licensed Products within the first fifteen months following the First Shipment Date for the previous line of Licensed Products, then Licensee shall be free to begin selling the previously launched line to mass market upon the First Shipment Date of the new line, but in no event earlier than twelve months following the First Shipment Date of the previous line. The previous line may be shipped to customers in the mass market up to thirty days before it may first be sold hereunder, provided that it does not appear on mass market retail shelves until the date which is twelve to fifteen months (as applicable) following the First Shipment Date of the previous line. Sales into the mid-tier market, which shall include without limitation travel retail and international (excluding Canada and Puerto Rico, which are included above in the department store and specialty store category), shall be permitted no earlier than nine (9) months after the First Shipment Date with respect to each Licensed Product. (All of the foregoing, subject to the time frames specified, are referred to herein as the "Licensed Channels of Distribution.")

C.

Product Design. Throughout the Term of this Agreement, Licensor and Licensee shall work together in good faith in deciding the types of articles of Licensed Products that Licensee may manufacture, sell, and market, all subject to Licensor's reasonable approval.

Licensee shall provide Licensor with a product development plan for each line of all Licensed Products, which plan may include Licensee's assessment of market needs and competitive positioning, and such additional information as reasonably requested by Licensee.

(i)

Licensee and Licensor shall jointly establish product development calendars, under which at appropriate agreed points throughout the development process of Licensed Products, Licensee shall make available to Licensor the concepts, materials, fabrications (if applicable), packaging and other relevant contents of each line of all Licensed Products for Licensor's prior written approval as to concept interpretation, workmanship and quality and to assure that Licensed Products are consistent in quality with comparable prestige products such as those referred to in Section 7A(i) above and with Licensor's standing and reputation with the public. The parties shall make every reasonable effort to adhere to the product development calendars.

(ii)

For each new line of Licensed Products (other than items from prior lines to be continued), Licensee shall prepare and deliver to Licensor, for its prior written approval, product concepts and specifications for those Licensed Products that it proposes to include in such line in accordance with the approved product development plan. The various lines of Licensed Products shall be created from such initial concepts and specifications, which shall then be modified and developed cooperatively by Licensor and Licensee until Licensor has approved, in writing, a line which, including items from prior lines to be continued, is consistent with the approved product development plan.

(iii)

Upon Licensor's approval in accordance with this Section, Licensee shall prepare and deliver product assortments/samples for each line of Licensed Products, together with the carding, tags, labels and packaging ("Packaging Materials") intended to be used with them and Licensee's internal sales materials for that product introduction, and all advertising and promotional materials to be used in connection therewith, for Licensor's prior written approval. Once Licensor approves the bottle design and execution and the cap and collar thereto, Licensee shall be permitted to commence production of the bottle, cap and collar. Such production may proceed even if Licensor has not yet approved the bottle contents, packaging materials and any advertising or promotional materials associated therewith. Subject to the foregoing, Licensee shall not commence commercial production of any other item or matter utilizing the Licensed Mark until Licensor has approved in writing a final product assortment and the associated Packaging Materials and all other items or matter utilizing the Licensed Mark. Licensee expressly acknowledges that all approved sample Licensed Products and all original, approved production specification drawings, models, molds and patterns therefor (collectively "Sample Materials") will be Licensor's property and Licensee shall surrender these Sample Materials to Licensor immediately upon the expiration or termination of the Term. Approval of an item or Licensed Product which uses particular artwork does not imply approval of such artwork with a different item or Licensed Product or of such item or Licensed Product with different artwork. Licensee acknowledges that Licensor's approval of an item or Licensed Product does not imply approval of, or license to use, any non-Licensor controlled elements contained in any item or Licensed Product. After a sample of an item has been approved, Licensee shall not make any changes without resubmitting the modified item for Licensor's written approval. All decisions by Licensor shall be subject to the approval timing and other approval procedures that are set forth in Section 7A above and any disapproval of any Licensed Product shall be made in Licensor's reasonable discretion, and shall be accompanied with an explanation and a proposed solution or alternative design, concept and/or execution. Should Licensor fail to give its approval, Licensor agrees to engage in good faith negotiations with Licensee to solve whatever objections Licensor may have. After such negotiations conclude and an agreement is not reached, then Licensor's disapproval shall be final and binding and shall not be subject to review in any proceeding.

(iv)

All Packaging Materials shall be submitted to Licensor with product affixed in either actual form or actual digital image for review and final approval in accordance with the terms hereof. All fees, if any, associated with the acquisition of any image of the Artist to be used in connection with the Packaging Materials shall be the responsibility of Licensee.

D.

Legal Notices/Quality Control.  The license granted hereunder is conditioned upon Licensee's full and complete compliance with the marking provisions of the trademark, patent and copyright laws of the United States and other countries in the Territory.

(i)

The Licensed Product, as well as all promotional, packaging and advertising material relative thereto, shall include all appropriate legal notices as required by applicable law.

(ii)

The Licensed Product shall be of a quality at least equal to comparable prestige fragrance products as set forth in Section 7, and marketed by, Licensee, in conformity with a standard sample reasonably approved in writing by Licensor.

(iii)

Licensee covenants and agrees that all the Licensed Product shall be manufactured, sold, marketed and advertised in compliance with all applicable laws, rules and regulations (collectively, "Laws").  Licensee shall pretest a sampling of all proposed and approved Licensed Products and shall cause truthful labeling regarding the care, maintenance, and use to be affixed to the Licensed Products as required by the Laws. Licensee shall immediately inform Licensor in writing of any complaint by any governmental or other regulatory or self-regulatory body relevant to the Licensed Products, and the status and resolution thereof. Licensee shall act expeditiously to resolve any such complaint. Licensee covenants on behalf of itself and on behalf of all of Licensee's manufacturers, that it shall not use child labor, prison labor and shall only employ persons whose presence is voluntary, and shall otherwise provide employees with a safe and healthy workplace in compliance with all applicable Laws, including but not limited to wage and hour Laws, including minimum wage, overtime, and maximum hours, shall comply with all discrimination and other labor Laws, and all environmental Laws.

(iv)

In the event of Licensee's unapproved or unauthorized manufacture, distribution, use or sale of any Licensed Products or any packaging materials bearing any reference to the Licensed Mark, including promotional and advertising materials, or the failure of Licensee to comply with any provisions of this Section 7, Licensor shall have the right to: (i) immediately revoke Licensee's rights with respect to any such Licensed Products licensed under this Agreement, and/or (ii) at Licensee's expense, confiscate or order the destruction of such unapproved, unauthorized or non-complying products, packaging materials or other materials. Such right(s) shall be in addition to and without prejudice to any other rights Licensor may have under this Agreement or otherwise.

(v)

Licensee covenants and agrees that: (i) all Licensed Products manufactured, sold and distributed hereunder will be merchantable and fit for the purpose for which they are intended; (ii) the Licensed Products will conform at all times to all applicable federal, state and local laws, rules, regulations, ordinances and other enactments provided in the Territory or otherwise applicable, and all applicable industry standards, including but not limited to, those relating to product safety; and (iii) all Licensed Products will conform in all respects to the samples approved by Licensor and that Licensee will not distribute or sell any Licensed Products which are of a quality or standard inferior to or different from the approved quality or are injurious to the reputation and goodwill associated with the Licensed Mark.

ARTICLE 8
Guaranteed Minimum Royalty

In consideration of both the license granted hereunder, Licensee shall pay to Licensor a Guaranteed Minimum Royalty as follows:

A.

The Initial Term

Sales Year	Guaranteed Minimum Royalty
Sales Year 1	$*

Payable as follows:

$* as an advance (the "GMR Advance") payable within ten (10) business days following the delivery by Licensor and Licensee of the signature page (either in original or by facsimile or image file transmission) of this Agreement, which has been signed by Artist, Licensor and Licensee. In the event Licensee fails to pay the GMR Advance in a timely fashion, Licensor may terminate this Agreement by written notice to Licensee without prejudice to any other rights and remedies that Licensor has under this Agreement.

Sales Year 2	$*

Payable as follows:	$* due by * $* due by * $* due by * $* due by *

Sales Year 3	$*

Payable as follows:	$* due by * $* due by * $* due by * $* due by *

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Sales Year	Guaranteed Minimum Royalty

Sales Year 4	$*

Payable as follows:	$* due by * $* due by * $* due by * $* due by *

Sales Year 5	$*

Payable as follows:	$* due by * $* due by * $* due by * $* due by *

In the event that the Product Launch Date occurs after *, but before *, then the installments of the Guaranteed Minimum Royalty described above shall commence for Sales Year 2 on * and be payable thereafter on November 1, February 1 and May 1 for the balance of the Initial Term.

The Guaranteed Minimum Royalty for the entire Initial Term shall be $*. The Guaranteed Minimum Royalty for each Sales Year during the Initial Term shall be credited against the Sales Royalty as provided in Article 9 below. Moreover, to the extent the Guaranteed Minimum Royalty paid in Sales Year 1 exceeds the actual Sales Royalty computed on the greater of the Net Sales Minimum or actual Net Sales in Sales Year 1, such excess shall be credited to the Sales Royalty due on any Net Sales in excess of the Net Sales Minimums in the remaining four years of the Initial Term.

The Sales Royalty, as defined below, paid for Sales Year 1 or Sales Year 2 of the Initial Term in excess of the Guaranteed Minimum Royalty, as defined below, due in such Sales Year, shall be credited against the Guaranteed Minimum Royalty due to Licensor for any other Sales Year within the same Initial Term ("Rollover Guaranteed Minimum Royalty Credit"). Notwithstanding the foregoing, on a quarterly basis, Licensee shall pay to Licensor the greater of an amount equal to the Guaranteed Minimum Royalty (subject to any Rollover Guaranteed Minimum Royalty Credit set forth in the previous sentence) or the actual Sales Royalty due on the Net Sales for such quarterly period.

The Renewal Term

Sales Year	Guaranteed Minimum Royalty

Sales Year 6	$*.

Payable as follows:	$* as an advance on the first day of the Renewal Term $* due by * $* due by *

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Sales Year	Guaranteed Minimum Royalty
$* due by * $* due by *

Sales Year 7	$*

Payable as follows:	$* due by * $* due by * $* due by * $* due by *

Sales Year 8	$*

Payable as follows:	$* due by * $* due by * $* due by * $* due by *

In the event that the Product Launch Date occurs after *, but before *, then the installments of the Guaranteed Minimum Royalty described above shall commence for Sales Year 6 on * and be payable thereafter on November 1, February 1 and May 1 for the balance of the Renewal Term.

The Guaranteed Minimum Royalty for the entire Renewal Term shall be $*. The Guaranteed Minimum Royalty for each Sales Year during the Renewal Term shall be credited against the Sales Royalty (as provided in Article 9 below) for that same Sales Year. Moreover, to the extent the Guaranteed Minimum Royalty paid in Sales Year 6 exceeds the actual Sales Royalty computed on the greater of the Net Sales Minimum or actual Net Sales in Sales Year 6, such excess shall be credited to the Sales Royalty due on any Net Sales in excess of the Net Sales Minimums in the remaining two years of the Renewal Term.

With respect to the Renewal Term, on a quarterly basis, Licensee shall pay to Licensor the greater of an amount equal to the Minimum Guaranteed Royalty or the actual Sales Royalty, as defined below, due on Net Sales for such quarterly period

ARTICLE 9
Sales Royalty; Accountings; Withholding Taxes

A.

Licensee shall pay to Licensor a Sales Royalty of * percent (*%) (the "Royalty Rate") on Net Sales in each Sales Year.

B.

The Sales Royalty hereunder shall be accounted for and paid quarterly within thirty (30) days after the close of each quarterly period ending March 31, June 30, September 30 and December 31 during the Term of this Agreement (or portion thereof in the event of prior termination for any reason or if the First Shipment Date occurs on any date other than the first or last day of a calendar quarter). The Sales Royalty payable for each quarterly period during each

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Sales Year shall be computed on the basis of Net Sales during such Sales Year, with a credit for any Guaranteed Minimum Royalty and Sales Royalty payments made to Licensor for said Sales Year. It is the essence of this Agreement that payment of the Sales Royalty hereunder shall be guaranteed in writing by Parlux.

C.

All payments made hereunder by Licensee to Licensor shall be made in dollars in lawful currency of the United States of America.  All payments, along with a copy of all reports, shall be sent to the address of Licensor first above written, or to such other address as Licensor may designate in writing. The receipt or acceptance by Licensor of any royalty statement, or the receipt or acceptance of any royalty payment made, shall not prevent Licensor from challenging the validity or accuracy of such statement or payment in accordance with the provisions of Section 9(e) below. Late payments shall incur interest at the rate of one half percent (0.5%) per month from the date such payments were originally due provided written notice of default in payment is provided by Licensor to Licensee.

D.

Licensee's obligations for the payment of the Sales Royalty as provided herein shall survive expiration or termination of this Agreement, and will continue for so long as Licensee and/or its affiliates or sub-licensees continue to manufacture, to have manufactured, sells or otherwise markets the Licensed Products in accordance with the terms hereof.

E.

All payments made by Licensee under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, turnover, sales, value added stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (individually or collectively, "Taxes"), now or hereafter imposed, levied, collected, withheld or assessed by any tax or other governmental authority (a "Governmental Authority"), excluding all present and future income taxes imposed on the Licensor or any of its direct or indirect members ("Excluded Taxes"). In the event that any Taxes (other than any Excluded Taxes) are now or hereafter required to be imposed, levied, collected, withheld, paid and/or assessed under applicable law from, or in respect of, any amount otherwise payable to the Licensor hereunder (including any turnover, sales, value-added or similar type of Taxes imposed by any Governmental Authority and for which the Licensor and/or any of its direct or indirect members or beneficial owners are liable)(individually or collectively, the "Non-Excluded Taxes"), then the amount so payable by Licensee to the Licensor shall be increased and grossed- up to the extent necessary to yield to the Licensor and its direct and indirect members and beneficial owners (after payment, and/or the taking into account, of all such Non-Excluded Taxes) the amount specified in the Agreement as being payable to the Licensor. Whenever any Non-Excluded Taxes are payable by the Licensee, as promptly as possible thereafter Licensee shall send to the Licensor a certified copy of an original official receipt received or other documentary evidence by Licensee showing payment thereof. If Licensee fails to pay any Non-Excluded Taxes when due to the appropriate Government Authority or fails to remit to the Licensor the required receipts or other required documentary evidence, Licensee shall indemnify the Licensor and all of its direct and indirect members and other beneficial owners for any incremental Taxes and any interest or penalties that may become payable by the Licensor or any of its direct or indirect members or beneficial owners as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of all amounts payable hereunder. The requirements of the foregoing Section 9E shall apply provided that Licensor is a domestic (United States) business such as a corporation or limited liability company. If Licensor is a domestic partnership, then such requirements shall only apply if Licensor has no foreign partners.

ARTICLE 10
Net Sales Minimums

A.

Initial Term

Net Sales Minimum for Sales Year 1:	$ *
Net Sales Minimum for Sales Year 2:	*
Net Sales Minimum for Sales Year 3:	*
Net Sales Minimum for Sales Year 4:	*
Net Sales Minimum for Sales Year 5:	*
Total Net Sales Minimum:	$ *

B.

Renewal Term

Net Sales Minimum for Sales Year 6:	$ *
Net Sales Minimum for Sales Year 7:	*
Net Sales Minimum for Sales Year 8:	*
Total Net Sales Minimum:	$ *

C.

In the event that Licensee fails to meet its Net Sales Minimum in any Sales Year (including during the Renewal Term if applicable), provided that it promptly pays its Guaranteed Minimum Royalty for such Sales Year within thirty (30) days after the close of such Sales Year, Licensee shall not be deemed in breach of the Agreement on account of any shortfall in Net Sales against the Net Sales Minimum for such Sales Year. Failure to pay the Guaranteed Minimum Royalty within the time provided, shall afford Licensor an automatic right to terminate the Agreement with no further obligations by Licensee subsequent to termination. If Licensee fails to meet the Net Sales Minimum in any Sales Year after the first three (3) Sales Years (including such failure during the Renewal Period if applicable), Licensor may terminate the Agreement with no further obligations by Licensee subsequent to termination, notwithstanding Licensee's payment of the Guaranteed Minimum Royalty in such Sales Year.

ARTICLE 11

Advertising and Promotion

A.

Licensee and its sub-licensee and distributors will jointly spend in the Territory for "Consumer Advertising and Promotion" (as defined below) no less than the following:

Initial Term

Sales Year 1

*% of the greater of the Net Sales Minimum or actual Net Sales (for purposes of Sales Year 1, expenditures for Consumer Advertising and Promotion that are made after the Effective Date and prior to the

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

commencement of Sales Year 1 shall be credited to Sales Year 1 for purposes of this required minimum. In the event that the expenditure for Consumer Advertising and Promotion in a Sales Year is less than the minimum required under this Article 11, Licensee or its sub-licensee or distributor must spend the shortfall on Consumer Advertising and Promotion during the first quarter of the next Sales Year. Any shortfall remaining at the end of such first quarter shall be remitted to Licensor.

Sales Year 2	*% of the greater of the Net Sales Minimum or actual Net Sales
Sales Year 3	*% of the greater of the Net Sales Minimum or actual Net Sales
Sales Year 4	*% of the greater of the Net Sales Minimum or actual Net Sales

Renewal Term

Sales Year 5	*% of the greater of the Net Sales Minimum or actual Net Sales
Sales Year 6	*% of the greater of the Net Sales Minimum or actual Net Sales
Sales Year 7	*% of the greater of the Net Sales Minimum or actual Net Sales
Sales Year 8	*% of the greater of the Net Sales Minimum or actual Net Sales

In the event that Licensee launches a new line of Licensed Products in any of Sales Years 2 through 5 of the Initial Term or Sales Years 6 through 8 of the Renewal Term, in the Sales Year in which launch occurs, the Consumer Advertising and Promotion commitment for such Sales Year for the new line shall be increased by *%. For example, if a new line is launched in Sales Year 4, the Consumer Advertising and Promotion commitment for the new line in that year would be *% (*% as required above plus a *% increment for just the year of launch with respect to Net Sales of only the new line). Notwithstanding the foregoing, the Consumer Advertising and Promotion commitment, expressed as a percentage of aggregate Net Sales in any Sales Year, cannot be less than the Guaranteed Minimum Royalty in such Sales Year, expressed as a percentage of Net Sales.

B.

"Consumer Advertising and Promotion" shall be understood to include newspapers, magazines, television, radio, signage/billboards (including related artwork and production charges for these five categories) cooperative advertising, retailer demonstration charges, retailers' catalogues, gifts with purchase (including the free portion of seasonal value sets), marketing collateral materials, direct mail, remittance envelopes, blow-ins, billing inserts (both scented and unscented), product samples, pamphlets, free goods (including those to Licensor for events and other public relations activities), free aspect of seasonal value sets, selling assistant programs, window and counter displays (including testers, dummies, counter cards and other visual aids), in-store demonstrators and models, special events, contests, publicity and promotions.

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

C.

Licensor undertakes, subject to Artist's prior professional commitments, at Licensee's request to make Ms. Robin Rihanna Fenty ("Artist") available at reasonable intervals and for reasonable periods (which shall involve at least five (5) appearances in each Sales Year of the Term for promotional tie-ins serving to associate Artist with the Licensed Products. During the Term and in the Territory, Licensee shall also be entitled to the nonexclusive use of Artist's approved likeness, and approved signature solely for advertising, packaging and promotional purposes upon Licensor's approval first being obtained in each instance, which approval shall not be unreasonably withheld or delayed. Licensor's failure to approve any representation of Artist's signature or likeness within twenty (20) days of written request therefor shall be deemed an approval thereof. Licensor shall make every reasonable effort, in light of her busy schedule and subject to her prior professional commitments, at the request of the Licensee and upon at least twenty (20) days written notice, to arrange for Artist's cooperation for a reasonable number of publicity photographs, launch parties, personal appearances and radio and TV interviews (which shall be included in Artist's obligations of five (5) appearances discussed above). Licensee shall pay for all reasonable costs involved in providing Artist and two of Artist's personal assistant/manager(s) with round-trip first-class travel (including ground transportation) and five star hotel accommodations, food and other related expenses mutually agreed upon in advance of each appearance attended by Artist at Licensee's request. The above commitments by Artist shall not include any musical performances by Artist unless otherwise agreed in writing by the parties and subject to a mutually approved budget (including additional round trip travel and accommodation riders for dancers, etc). Licensee shall pay for the reasonable costs involved in providing Artist's hair stylist, make-up artist, stylist, production person and two security guards with round-trip economy class air travel and lodging, food and other related expenses mutually agreed upon in advance of each appearance attended by Artist at Licensee's request. If Artist fails to appear for a scheduled Licensor approved event (other than for reasons out of her control such as health reasons, bad weather conditions grounding her assigned aircraft), Licensee will have the right to deduct its non-refundable out of pocket expenses incurred in connection with each specific event from the Sales Royalty. The failure to appear at a scheduled event could have a material adverse effect on the Licensee's ability to market the Licensed Products. Budgets for the above travel shall be discussed and agreed upon by the. Parties prior to travel bookings. Expenses incurred by Licensee under this paragraph shall be included in the Consumer Advertising and Promotion commitment.

D.

Licensee shall not advertise or promote any of the Licensed Products in any publication or communications medium that is reasonably likely to damage the goodwill of the. Licensed Mark and shall not sell any premiums, bundling or tie-ins with other products without Licensor's written consent. Licensor and Artist and their respective reputations and businesses shall not in any way be used in any illegal, vulgar, obscene, immoral, unsavory or offensive manner. Licensee shall obtain, at its sole cost and expense, all third party consents and approvals necessary in connection with advertising and promotional activities. Moreover, if at any time during the Term, the commercial value of Artist's name and image is substantially impaired by reason of her conviction of a felony or any other crime involving moral turpitude, and that such conduct will materially diminish the ability of Licensee to sell the Licensed Products, Licensee shall have the right to terminate this Agreement following which the parties shall have no further obligations hereunder.

ARTICLE 12
Sales Statement; Books and Records; Audits

A.

Sales Statement. Licensee shall deliver to Licensor at the time each Sales Royalty payment is due, a reasonably detailed report in accordance with Generally Accepted Accounting Principles signed by an officer of Licensee and Parlux and certified as true, accurate and complete, identifying separately by SKU number the items, quantities and Net Sales of each style of Licensed Product sold by Licensee and/or its Affiliates, Subsidiaries, and/or sub-licensees during the quarter for which payment is being made, and any other information reasonably requested by Licensor in connection therewith. Each such report shall include, in addition to the total number of each Licensed Product sold and the royalty due thereon, a detailed presentation of the computation of royalties, including the quantities and Net Sales of each item sold, and the application of any credits. A statement shall be rendered for each quarter whether or not any royalties are due. Such information shall be maintained in confidence by and on behalf of Licensor, subject to disclosure only as required by law. Notwithstanding the foregoing, Licensor acknowledges and agrees that Licensee shall not be selling the Licensed Products into the market. Sales will actually be made by Parlux and the books and records reflecting such sales shall be in the exclusive control and possession of Parlux so that any reporting required herein shall be generated by Parlux based on the accounting records of Parlux.

Licensee and Parlux shall deliver to Licensor, not later than ninety (90) days after the close of each Sales Year during the Term of this Agreement (or portion thereof in the event of prior termination for any reason), a statement, prepared in accordance with GAAP, signed by a duly authorized officer relating to said entire Sales Year, setting forth the same information required to be submitted by Licensee in accordance with the first paragraph of this Article and also setting forth the information concerning expenditures for the Consumer Advertising and Promotion of Licensed Products during such Sales Year required by Article 11 hereof.

B.

Books and Records; Audits. Licensee and Parlux shall prepare and maintain, in such manner as will allow its accountants to audit same in accordance with GAAP complete, accurate and separate books of account and records (specifically including without limitation the originals or copies of documents supporting entries in the books of account) in which accurate entries will be made covering all transactions, including advertising expenditures, arising out of or relating to this Agreement. Licensee and Parlux shall keep separate general ledger accounts for such matters that do not include matters or sales related to this Agreement.  Licensor and its duly authorized representatives shall have the right, for the duration of this Agreement and for three (3) years thereafter, during regular business hours and upon seven (7) business days advance notice (unless a shorter period is appropriate in the circumstances), to audit said books of account and records and examine all other documents and material in the possession or under the control of Licensee and/or Parlux with respect to the subject matter and the terms of this Agreement, including, without limitation, invoices, credits and shipping documents, and to make copies of any and all of the above. All such books of account, records, documents and materials shall be kept available by Licensee and/or Parlux for at least three (3) years after the end of the Sales Year to which they relate.

If, as a result of any audit of Licensee's and/or Parlux's books and records, it is shown that Licensee's and/or Parlux's payments were less than the amount which should have been paid by an amount equal to * (*%) percent or more of the payments actually made with respect to sales occurring during the period in question, Licensee and/or Parlux shall reimburse Licensor for the cost of such audit and shall make all payments required to be made to eliminate any discrepancy revealed by said audit together with interest accruing thereon within ten (10) days after Licensor's demand therefor.

C.

Licensee shall submit to Licensor for its prior written approval an annual business plan, which shall include specific product offerings, advertising and marketing strategies for distribution and sale of the Licensed Products, and sales forecasts. Such plan shall be delivered to Licensor at least ninety (90) days prior to the beginning of each Sales Year, except that with respect to Sales Year 1 the plan shall be delivered within one hundred and twenty (120) days prior to the First Shipment Date.

D. Licensee's and/or Parlux's obligations to maintain the records and provide audit rights as provided herein shall survive expiration or termination of this Agreement, and will continue for three (3) years after Licensee and/or its distributors or sub-licensees have ceased to manufacture, to have manufactured, sell or otherwise market the Licensed Products in accordance with the terms hereof.

ARTICLE 13
Indemnification and Insurance

A.

Indemnification of Licensor. Licensee hereby agrees to save and hold Licensor and its officers, directors, agents and employees harmless of and from and to indemnify them against any and all claims, suits, injuries, losses, liability, demands, damages and expenses (including, subject to subparagraph D below, Licensor's reasonable attorneys' fees and expenses) which Licensor may incur or be obligated to pay, or for which either may become liable or be compelled to pay in any action, claim or proceeding against it, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its servants, agents or employees in connection with. Licensee's performance of this Agreement, including but not limited to those arising out of (i) any use of any of Licensor's intellectual property by Licensee, its subsidiaries and/or affiliates or sub-licensees in connection with the Licensed Products not expressly authorized under this Agreement (ii) the sale or use of the Licensed Products, (iii) any allegedly unauthorized use of any patent, process, idea, method, or device in connection with the Licensed Products except as authorized by this Agreement, (iv) any claims, suits, losses and damages arising out of alleged defects in the Licensed Products or resulting from any failure of Licensee, or any person, firm, or entity acting under or through Licensees, to comply with the provisions of this Agreement or to comply with any applicable laws including, without limitation any of the foregoing, (v) the manufacture, labeling, sale, distribution or advertisement of any Licensed Product by Licensee in violation of any national, state or local law or regulation or the breach of Article 5 hereof, or (vi) the accidental death of, or injury to, persons or damage to property, and third party claims of infringement of intellectual property rights, including copyrights, trademark (other than the Licensed Mark), trade dress

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

and/or patent claims.. The provisions of this paragraph and Licensee's obligations hereunder shall survive the expiration or termination of this Agreement. This indemnity shall not apply to the extent any claim, suit, injury, loss, liability, demand, damage or expense arises out of the negligence or willful misconduct of Licensor. Licensee shall give Licensor prompt written notice of any such claim, demand or suit.

B.

Insurance Policy. Licensee shall procure and maintain at its own expense in full force and effect at all times during which Licensed Products are being sold, with a qualified AA or higher rated insurance carrier acceptable to Licensor, a public liability insurance policy with a general liability insurance, products liability insurance, errors and omissions insurance and worker's compensation insurance having the minimum coverages specified below:

Commercial General Liability Insurance for limits of $2,000,000 per occurrence Bodily Injury and Property Damage Combined, $1,000,000 per occurrence Personal & Advertising Injury, $2,000,000 aggregate Products and Completed Operations Liability, Workers Compensation of $1,000,000 per occurrence and $10,000,000 umbrella coverage each occurrence for General Liability and Product Damage, with Cargo coverage of up to $25,000,000.

Such insurance policies shall provide for at least thirty (30) days prior written notice to said parties of the cancellation or substantial modification thereof Licensor shall be a named insured on each such policy. Such insurance may be obtained by Licensee in conjunction with a policy which covers products other than Licensed Products.

C.

Evidence of Insurance. Licensee shall, from time to time upon reasonable request by Licensor, promptly furnish or cause to be furnished to Licensor evidence in form and substance satisfactory to Licensor of the maintenance of the insurance required by subparagraph B above, including, but not limited to, copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification provisions of the subparagraph A above.

D.

Notice. Licensor will give Licensee notice of any action, claim, suit or proceeding in respect of which indemnification may be sought and Licensee shall defend such action, claim, suit or proceeding on behalf of Licensor. In the event appropriate action is not taken by Licensee within thirty (30) days after its receipt of notice from Licensor, then Licensor shall have the right, but not the obligation, to defend such action, claim, suit or proceeding and in such defense Licensor may, subject to Licensee's indemnity obligation under subparagraph A above, be represented by its own counsel. In any case, the Licensor and the Licensee shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects in connection with any such defense as is made. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification provisions of the subparagraph A above except that in the event appropriate action is being taken by Licensee by counsel reasonably acceptable to Licensor, with respect to any non-trademark or intellectual property, action, claim, suit or proceeding. Licensor shall not be permitted to seek indemnification from Licensee for attorneys' fees and expenses incurred without the consent of Licensee. In connection with the aforesaid actions, claims and proceedings, the parties shall, where no conflict of interest exists, seek to be represented by common reasonably acceptable counsel.  In connection with actions, claims or proceedings involving trademark or other intellectual property matters which are subject to indemnification hereunder, Licensor shall at all times be entitled to be represented by its own counsel, for whose reasonable fees and disbursements it shall be entitled to indemnification hereunder.

ARTICLE 14
The Licensed Mark

A.

Licensee shall not join any name or names with the Licensed Mark so as to form a new mark, unless and until Licensor consents thereto in writing. Licensee acknowledges the validity of the Licensed Mark, the secondary meaning associated with the Licensed Mark, and the rights of Licensor with respect to the Licensed Mark in the Territory in any form or embodiment thereof and the goodwill attached or which shall become attached to the Licensed Mark in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Licensee shall be deemed to have been made by  Licensor for purposes of trademark registration and all uses of the Licensed Mark by Licensee shall inure to the benefit of Licensor. Licensee shall not, at any time, do or suffer to be done, any act or thing which may in any way materially adversely affect any rights of Licensor in and to the Licensed Mark or any registrations thereof or which, directly or indirectly, may materially reduce the value of the Licensed Mark or detract from its reputation.

B.

At Licensor's request, Licensee shall execute any documents, including registered user agreements, reasonably required by Licensor to confirm the respective rights of Licensor in and to the Licensed Mark in each jurisdiction in the Territory and the respective rights of Licensor and Licensee pursuant to this Agreement.  Licensee shall cooperate with Licensor, in connection with the filing and the prosecution by Licensor of applications to register or renew the Licensed Mark for Licensed Products sold hereunder in each jurisdiction in the Territory where Licensee has reasonably requested the same in accordance with this Agreement. Such filings and prosecution shall be at the expense of Licensor. Nothing contained herein shall obligate Licensor to prosecute any trademark application outside the U.S. which is opposed or rejected in any country after the application is filed, provided, however, that any such prosecution shall go forward if (a) Licensee requests same; (b) Licensee pays for same directly; and (c) such prosecution is in Licensor's name and directed by Licensor.  Licensor shall cooperate fully with any such prosecution. If the prosecution fails, Licensee shall receive no credit for the monies it expended in connection therewith; if the prosecution succeeds, Licensee shall be entitled to receive a credit for the monies it expended in connection therewith against any Sales Royalty due Licensor from sales derived in the country of such prosecution.

C.

Licensee shall use the Licensed Mark in each jurisdiction in the Territory strictly in compliance with the legal requirements obtaining therein and shall use such markings in connection therewith as may be required by applicable legal provisions. Licensee shall cause to appear on all Licensed Products and on all materials on or in connection with which the Licensed Mark is used, such legends, markings and notices as may be reasonably necessary in order to give appropriate notice of any trademark, trade name or other rights therein or pertaining thereto.

D.

Licensee shall never challenge the validity of the Licensed Mark or any application for registration thereof, or any trademark registration thereof, or any rights of Licensor therein. The foregoing shall not be deemed to prevent Licensee from asserting, as a defense to a claim of breach of contract brought against Licensee by Licensor for failure to perform its obligations hereunder, that its ceasing performance under this Agreement was based upon Licensor's failure to own the Licensed Mark in the United States of America, provided that it is established in a court of law that Licensor does not own the Licensed Mark, that the Licensed Mark is owned by a third party so as to preclude the grant of the license provided herein.

E.

Licensee shall promptly notify Licensor of any counterfeiting or other infringement of the Trademarks, or any diversion of the Licensed Products from the Licensed Channels of Distribution, of which Licensee becomes aware. Licensor shall have the right, but not the obligation, to institute legal action or take any other actions which it deems necessary to protect its interest in the Trademarks, and Licensee shall fully cooperate with Licensor in any such action, provided that any out-of-pocket expenses of Licensee incurred in connection therewith are paid or reimbursed by Licensor or credited against any Sales Royalty due thereafter to Licensor. Any monetary recovery (the "Licensor Recovery") resulting from any such action shall be allocated between Licensor and Licensee as follows: first, all out of pocket expenses incurred by Licensor and Licensee in prosecuting such action (the "Recovery Expenses") shall be paid to Licensor and Licensee as actually incurred by each; second, Licensor shall be paid an amount equal to the balance of the Licensor Recovery, after deducting the Recovery Expenses, times the Royalty Rate; and third, Licensor shall receive twenty-five (25%) percent and Licensee shall receive seventy-five (75%) percent of the remaining balance of the Licensor Recovery. If Licensor declines to institute or continue any legal action, Licensee may, with the consent of Licensor, which will not be unreasonably withheld, institute or continue same in its name, at its sole expense, in which event any monetary recovery (the "Licensee Recovery") resulting therefrom shall be allocated between Licensor and Licensee as follows: first, the Recovery Expenses shall be paid to Licensor and Licensee in the amounts actually incurred by each; second, Licensor shall be paid an amount equal to the balance of the Licensee Recovery, after deducting the Recovery Expenses, times the Royalty Rate; and third, Licensor shall receive twenty-five (25%) percent and Licensee shall receive seventy-five (75%) percent of the remaining balance of the Licensee Recovery. Should the amount of the recovery under this paragraph not be sufficient to pay 100% of the Recovery Expenses, then the allocation hereunder shall be adjusted on a pro-rata basis in proportion to the relative amounts of Recovery Expenses incurred by each of Licensor and Licensee.

F.

Licensor shall not be required to protect, indemnify or hold Licensee harmless against, or be liable to Licensee for, any liabilities, losses, expenses or damages which may be suffered or incurred by Licensee as a result of any infringement or allegation thereof by any other person, firm or corporation, other than by reason of Licensor's breach of the representations made and obligations assumed herein.

H.

Ownership of all intellectual property rights, whether recognized currently or in the future, including, without limitation, copyright, patent, trade secret and trademark rights, in the Licensed Products and in all formulae, designs, logos, artwork, packaging, copy, literary text, advertising material and promotion material of any sort utilizing the Licensed Mark, including all such material developed by Licensee (collectively, the "Work"), shall vest in Licensor, and title thereof shall be in the name of Licensor. All such items and all Licensed Products shall bear the copyright and trademark notices as are reasonable and customary and any other legal notices, which Licensor may from time to time prescribe. Notwithstanding the foregoing, the parties hereto understand and agree that the formulae and scents shall be owned by a third- party fragrance house, which fragrance house shall agree directly with either Licensee or Parlux and Licensor that, during and after the Term of the Agreement such formulae and scents shall be exclusive to Licensor. Any and all additions to, and new renderings, modifications or embellishments of the Work shall, notwithstanding their invention, creation and use by Licensee and/or its representatives, affiliates and/or sub-licensees, if applicable, be and remain the property of Licensor, and Licensor may use, and license others to use the Work, subject only to the provisions of this Agreement. Licensee shall advise Licensor of specific Work to be developed, designed and/or manufactured by third parties (collectively, "Developers") and shall provide Licensor with the names and addresses of all such Developers. Licensee shall impose restrictions on such Developers, including but not limited to having such Developers execute confidentiality, trademarks acknowledgement and anti-  pirating and anti-infringement agreements and/or letter agreements guaranteeing the Developers' compliance with the provisions of this Agreement. Licensee shall obligate each Developer to covenant in its agreement that it will not subcontract any of its obligations to develop, design or manufacture Licensed Products or Work without the prior written approval by the Licensor. The right, title and interest in and to any samples or prototypes of the Work, including any modifications or improvements thereto, that are submitted by Licensee or Parlux to Licensor for approval, but (i) which are not approved by Licensor (ii) not then used in connection with the Licensed Mark or the Licensed Products and (iii) are not confusingly similar to the Work ultimately approved or used by the Licensor in connection with the Licensed Mark (provided that any reference to or inclusion of the Licensed Mark is removed from such Work), shall revert to Licensee or, as applicable, to the designer or fragrance house that designed, developed prepared and provided such Work.

I.

Licensee shall not use any other tradenames, trademarks or other designations including, without limitation, Licensee's own corporate name or tradename in connection with the Mark in any consumer advertising and publicity, labeling, packaging or printed matter utilized by Licensee in connection with the Licensed Products. Licensee may, however, use its own corporate name or tradename in connection with the Licensed Products in transactions between and among the parties hereto, and with Manufacturers, merchants, wholesale customers and others relating to: the manufacture of Licensed Products; the creation and development of designs, styles, advertising, promotional materials, packaging, printed matter and labeling of the Licensed Products; and the wholesale sale of the Licensed Products. Licensee shall not use the Licensed Marks in combination with any other names or marks to form a new mark and shall not use the Mark as a tradename or in any other manner other than in connection with the manufacture, distribution, sale and promotion of Licensed Products under this Agreement. Licensee will at all times make reference on the Licensed Products and on all packaging and promotional materials used in connection therewith that the Mark is under license from the Licensor. For clarification purposes and avoidance of doubt, Licensee and its sub-licensees and distributors may use their corporate names on the labeling of Licensed Products to indicate the identity and location of the manufacturer and/or distributor of Licensed Products as is customary solely in order to comply with applicable labeling laws and regulations. Moreover, Licensee and its sublicensees and/or distributors shall be permitted in trade press articles and media interviews or question and answer sessions, on their websites, in their catalogues and company literature to identify the Artist and the Licensed Products as one of several licensors and brands included in Licensee's or its sublicensees' or distributors' catalogue of brands and product lines.

ARTICLE 15
Defaults; Termination

A.

The following conditions and occurrences shall constitute "Events of Default" by Licensee:

(i)

the failure to pay Licensor the full amount due it under any of the provisions of this Agreement by the prescribed date for such payment;

(ii)

the failure to deliver full and accurate reports pursuant to any of the provisions of this Agreement by the prescribed due date therefor;

(iii)

the making or furnishing of a knowingly false statement in connection with or as part of any material aspect of a report, notice or request rendered pursuant to this Agreement;

(iv)

the failure to maintain the insurance required by Article 12;

(v)

the use of the Licensed Mark in an unauthorized or unapproved manner;

(vi)

Licensee's use of other trademarks or in association with the Licensed Products, without prior written consent of Licensor;

(vii)

the commencement against Licensee of any proceeding in bankruptcy, or similar law, seeking reorganization, liquidation, dissolution, arrangement, readjustment, discharge of debt, or seeking the appointment of a receiver, trustee or custodian of all or any substantial part of Licensee's property, not dismissed within sixty (60) days, or Licensee's making of an assignment for the benefit of creditors, filing of a bankruptcy petition, its acknowledgment of its insolvency or inability to pay debts, or taking advantage of any other provision of the bankruptcy laws;

(viii)

the material breach of any other material promise or agreement made herein (or any agreements, or exhibits incorporated by reference herein) including but not limited to the failure of Licensee to enter into a sublicense agreement with Parlux as set forth in this Agreement including Section 2 hereof.

B.

In the event Licensee fails to cure an Event of Default, (in the event such Event of Default is curable) within thirty (30) days after written notice of default is transmitted' to Licensee or within such further period as Licensor may allow, this Agreement shall, at Licensor's option, be terminated, on notice to Licensee.

C.

Upon the expiration or termination of this Agreement for any reason, in the event this Agreement is not renewed as provided in Article 4 above, or in the event of the termination or expiration of a renewal term of this Agreement, Licensee, except as specified in Article 16 below, will immediately discontinue use of the Licensed Mark, will not resume the use thereof or adopt any colorable imitation of the Licensed Mark or any of its parts, will promptly deliver and convey to Licensor within no later than ninety (90) days from such termination (free of all liens and encumbrances) (i)

(i)

all plates, engravings, silk- screens, or the like used to make or reproduce the Licensed Mark and its designs, but not the bottle mold or tooling which Licensor shall be entitled to purchase or recover as provided below; and

(ii)

all items affixed with likeness or reproductions of the Licensed Mark, whether Licensed Products, labels, bags, hangers, tags or otherwise, and, upon request by Licensor, will assign to Licensor such rights as Licensee may have acquired in the Licensed Mark. In the event that this Agreement expires or is terminated by Licensor due to Licensee's default, Licensor shall have an option, but not an obligation, to purchase the bottle mold and tooling for the Licensed Products, free of all liens and other encumbrances, at a price equal to Licensee's cost for same established by submission of bill(s) from supplier and satisfactory proof of payment for same. Licensor shall pay such cost as follows: 50% (fifty percent) at closing and the balance paid by six (6) equal monthly payments. Licensor shall, at the time it exercises its purchase option, enter into a security agreement with Licensee with respect to the mold, which shall entitle Licensee to foreclose on its security interest in the mold in the event Licensor fails to make any installment payment due within fifteen (15) days after receiving notice of default. Licensor shall exercise its aforesaid option within thirty (30) days after Licensee's submission of documents establishing cost. Notwithstanding the foregoing, if Licensor has terminated this Agreement due to Licensee's default, Licensor, at its option, shall be entitled, in exercising its purchase option, to deduct from the cost price an amount equal to the Sales and Guaranteed Minimum royalties Licensor is entitled to recover, for which deduction Licensee shall receive a credit. In the event Licensor exercises its aforesaid option, Licensee shall be precluded forever from using the bottle molds or tools and from selling or otherwise transferring or licensing any rights whatsoever in the molds or tools to any third party. In the event that Licensor does not exercise its aforesaid option, Licensee shall not use the bottle molds or tools or sell or otherwise transfer or license any rights whatsoever in the bottle mold or tools to any third party for a period of two (2) years after the determination of the fair market value. In the event of any permitted use of the bottle mold and/or tools by Licensee, Licensee shall not use in connection therewith the Licensed Mark, any trademark confusingly similar thereto, any trade dress associated with the Licensed Products, any advertising or promotional materials used in connection with the Licensed Products or any other markings or materials which would cause a reasonable consumer to believe that any new items sold using the bottle mold and tools are authorized by Licensor or in some way associated with the Licensed Mark. Any permitted sale or license of the bottle mold and/or tools by Licensee shall prohibit in writing the purchaser or licensee from using the Licensed Mark, and confusingly similar trademark and any such trade dress, advertising, promotional materials, markings or other materials and shall expressly make Licensor a third party beneficiary of such provision.

ARTICLE 16
Rights on Expiration or Termination

A.

If this Agreement expires or is terminated for any reason, Licensee shall cease to manufacture Licensed Products (except for work in process or to balance component inventory) but shall be entitled, for an additional period of six (6) months only, on a non-exclusive basis, to sell and dispose of its inventory subject, however, to the provisions of paragraph D of this Article. Such sales shall be made subject to all of the provisions of this Agreement and to an accounting for and the payment of Sales Royalty thereon but not to the payment of Guaranteed Minimum Royalties. Such accounting and payment shall be made monthly. If Licensor has entered into a license agreement with a new distributor to replace Licensee, then Licensor shall be permitted to purchase Licensee's remaining inventory at Licensee's cost plus ten (10%) percent to cover carrying and handling charges for purposes of distribution by the new licensee. Upon termination of this Agreement, Licensee shall take commercially reasonable efforts to allocate appropriate stock of Licensed Product in order not to have excess stock at the end of the Term. In the event excess stock of Licensed Product is not sold at the end of the Term, Licensee shall have the non-exclusive right for six (6) months (the "Sell-Off Period") from the end of the Term to sell through the Licensed Product pursuant to this Agreement. Licensee agrees to refrain from "dumping" any articles of Licensed Products in the market during the Sell-Off Period. "Dumping" shall mean the distribution of the Licensed Products at volume levels significantly above Licensee's prior sales practices with respect to Licensed Products, and at price levels so far below prior sales practices with respect to Licensed Products as to disparage the Licensed Products.

B.

In the event of termination in accordance with Article 15 above, Licensee shall pay to Licensor, the Sales Royalty then owed to it pursuant to this Agreement or otherwise.

C.

Notwithstanding any termination in accordance with Article 15 above, Licensor shall have and hereby reserve all rights and remedies which it has, or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the Licensed Mark, and to collect royalties payable by Licensee pursuant to this Agreement and to be compensated for damages for breach of this Agreement.

D.

Upon the expiration or termination of this Agreement and no later than 20 days after such expiration or termination, Licensee shall deliver to Licensor a complete and accurate schedule of Licensee's inventory of Licensed Products, and of related work in process then on hand, including components and products and materials in the process of manufacture (and including any such items held by Subsidiaries, Affiliates, sublicensees or others on behalf of Licensee) (hereinafter referred to as "Inventory"). Such schedule shall be prepared as of the close of business on the date of such expiration or termination and shall reflect Licensee's cost of each such item. Notwithstanding anything contained to the contrary in this Agreement, Licensor thereupon shall have the option, exercisable by notice in writing delivered to Licensee within thirty (30) days after its receipt of the complete Inventory schedule, to purchase any or all of the Inventory, free of all liens and other encumbrances, for an amount equal to the lowest Licensee's selling price. In the event such notice is sent by Licensor, Licensee shall deliver to Licensor or its designee all of the Inventory referred to therein within thirty (30) days after Licensor's said notice and, in respect of any Inventory so purchased, assign to Licensor all then outstanding orders from Licensee to its suppliers and to Licensee from its customers. Licensor shall pay Licensee for such Inventory within twenty (20) days after the delivery of such Inventory to Licensor. No Sales Royalty shall be payable to Licensor with respect to any such inventory purchased by Licensor.

E.

Immediately upon the expiration or termination of this Agreement for any reason, Licensor shall have the free and unrestricted right to grant other parties one or more licenses to use the Licensed Mark in connection with the manufacture, sale, distribution or advertising and promotion of Licensed Product in the Territory or to enter into such other transactions as it desires for the use of the Licensed Mark with Licensed Products or in any other manner, without any obligation of any kind to Licensee. The right of Licensee to sell items of Inventory under this Section is non-exclusive only and shall not in any manner limit Licensor's right to enter into other licenses or transactions.

ARTICLE 17
Sublicensing and Distribution

A.

(i)

(i)

The performance of Licensee hereunder is of a personal nature. Therefore, neither this Agreement nor the license or other rights granted hereunder may be assigned, sublicensed or transferred by Licensee, whether to a Subsidiary or Affiliate, nor may Licensee delegate any of Licensee's obligations under this Agreement without Licensor's prior written approval, such approval not to be unreasonably withheld or delayed. Any attempted assignments, transfer, or sublicenses by Licensee without such approval shall be void and a material breach of this Agreement. Notwithstanding the foregoing, Licensee shall have the right, subject to the terms of this Agreement including but not limited to Section 2 hereof, to sub-license the Licensed Mark to Parlux Fragrances, Inc. or to assign this Agreement to Parlux Fragrances, Inc.

(ii)

Consolidation.  This Agreement shall not terminate if Licensee is merged with, acquired by or otherwise consolidated with or into another entity if (a) the surviving entity has a net worth under GAAP equal to or greater than that of Licensee, (b) the surviving entity owns or controls, directly or indirectly, a majority of the stock or assets of Licensee, (c) the surviving entity has assumed all of Licensee's obligations hereunder, and (d) the surviving entity has retained substantially all of the infrastructure of Licensee's sub-licensee, Parlux Fragrances, Inc., for the development, marketing, merchandising, manufacturer and sales of prestige fragrance brands to department and specialty stores.

B.

Subject to the Licensed Channels of Distribution set forth in this Agreement, Licensee shall be entitled to use distributors in the Territory in connection with its sale of Licensed Products under this Agreement with the approval of Licensor. No such distributor, however, shall be entitled to exercise any of Licensee's rights hereunder except for the sale of Licensed Products which have been approved by Licensor hereunder.

ARTICLE 18
Miscellaneous

A.

Representations. The Parties respectively represent and warrant that they have full right, power and authority to enter into this Agreement and perform all of their obligations hereunder and that they are under no legal impediment which would prevent their signing this Agreement or consummating the same. Licensor represents and warrants that it has the right to license the Licensee the Licensed Mark and that Licensor has not granted any other existing license to use the Licensed Mark on products covered hereunder in the Territory and that no such license will be granted during the term of this Agreement except in accordance with the provisions hereof.

B.

Licensor's Rights. Notwithstanding anything to the contrary contained in this Agreement (except for the provisions of Section 17A(ii), to which this Section 18B shall be subject), Licensor shall not have the right to negotiate or enter into agreements with third parties pursuant to which it may grant a license to use the Licensed Mark in connection with the manufacture, distribution and/or sale of Licensed Products covered hereunder in the Territory or provide consultation and design services with respect to such Licensed Products in the Territory prior to the termination or expiration of this Agreement.

C.

Licensor's Retail Stores. In the event Licensor opens one or more retail stores or boutiques selling various products bearing the Licensed Mark, Licensee agrees to sell Licensed Products to Licensor for sale in such stores at regular listed retail prices less a *% (*) percent discount. Licensee further agrees that any sales pursuant to this paragraph shall be included in the computation of Net Sales for any applicable Sales Year hereunder.

D.

Governing Law; Entire Agreement. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof (including all exhibits and any side letters referred to herein), supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

E.

No Agency. Nothing herein contained shall be construed to constitute the Parties hereto as partners or as joint venturers, or either as agent of the other, and licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

F.

No Waiver. No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Acceptance of payments by Licensor shall not be deemed a waiver by Licensor of any violation of or default under any of the provisions of this Agreement by Licensee.

G.

Void Provisions. If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

H.

Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

I.

Force Majeure. Neither party hereto shall be liable to the other for delay in any performance or for the failure to render any performance under the Agreement (other than payment to any accrued obligation for the payment of money) when such delay or failure is by reason of lockouts, strikes, riots, fires, explosions, blockade, civil commotion, epidemic, insurrection, war or warlike conditions, terrorism or threat of terrorism, the elements, embargoes, act of God or the public enemy, compliance with any law, regulation or other governmental order, whether or not valid, or other similar causes beyond the control of the party effected. The party claiming to be so affected shall give notice to the other party promptly after it learns of the occurrence of said event and of the adverse results thereof. Such notice shall set forth the nature and extent of the event. The delay or failure shall not be excused unless such notice is so given. Notwithstanding any other provision of this Agreement, either party may terminate this Agreement if the other party is unable to perform any or all of its obligations hereunder for a period of six (6) months by reason of said event as if the date of termination were the date set forth herein as the expiration date hereof. If either party elects to terminate this Agreement under this paragraph, Licensee shall have no further obligations for the Guaranteed Minimum Royalty beyond the date of termination (which shall be prorated if less than a Sales Year is involved) and shall be obligated to pay any Sales Royalty which is then due or becomes due.

J.

Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties, their respective successors, Licensor's transferees and assigns and Licensee's permitted transferees and assigns.

K.

Resolution of Disputes. Any controversy or claim arising out of, in connection with, or relating to this Agreement except as set forth in paragraph 18(L) below, shall be determined by arbitration by a three person arbitration panel at the office of the American Arbitration Association sitting in New York, New York. Both Parties shall share equally the cost of such arbitration (except each shall bear its own attorney's fees).  Any decision rendered by the arbitrators shall be final and binding, and judgment may be entered in any court having jurisdiction. Notwithstanding anything to the contrary herein, due to the irreparable harm that would result from certain actual or threatened violations of this Agreement (including but not limited to copyright infringement claims), where either party is seeking only injunctive relief (e.g., a temporary restraining order, temporary injunction or permanent injunction), such party may file suit or bring an application for such injunctive relief in any federal or state court of competent jurisdiction without violating this Agreement.

L.

Governing Law, Trademarks. Notwithstanding Section 18 (K), in the event of a dispute between the parties hereto arising out of trademark infringement or ownership of trademarks and trademark registrations, such dispute shall be brought in a court of competent jurisdiction in the New York County, New York and the parties hereby irrevocably submit to personal jurisdiction in such venue for all such proceedings. Any such lawsuit shall be construed and enforced in accordance with the laws of the State of New York, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state or country. In such event each party hereby (i) submits to personal jurisdiction in the State of New York for the enforcement of this Agreement and (ii) waives any and all personal rights under the law of any other state or country to object to jurisdiction within the State of New York for the purposes of litigation to enforce this Agreement.

M.

Consolidation. Notwithstanding anything contained to the contrary in this Agreement (a) this Agreement shall not terminate if Licensor is merged or otherwise consolidated into another entity, which is the surviving entity. (b) Licensor shall be entitled to assign this Agreement to any entity to which the Licensed Mark is assigned.

N.

Survival. The provisions of Licensed Products 12, 13, 16, 17, and 18 (together with such other provisions herein which expressly survive expiration or termination of this Agreement) shall survive any expiration or termination of this Agreement.

O.

Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall be given no substantive effect.

P.

Entire Agreement; Amendments. This Agreement, inclusive of the Exhibits hereto contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument or agreement signed by each of the parties.

Q.

Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument. In addition, signed signature pages transmitted by facsimile or scanned into an image file and transmitted via email shall be deemed due execution of the Agreement.

ARTICLE 19
Notices

Any notice or other communications required or permitted by this Agreement to be given to a party will be in writing and will be considered to be duly given when sent by certified mail or registered mail, return receipt requested, to the party concerned to the following persons or addresses (or to such other persons or addresses as a party may specify by notice to the other):

If to Licensor:	Combermere Entertainment Properties, LLC c/o Berdon, LLP 360 Madison Avenue New York, New York 10017 Attention; Michael Mitnick
With simultaneous copies to: Fetcher & Freifeld, LLP 358 Fifth Avenue, suite 401 New York, New York, 10001 Attention: Scott A. Felcher, Esq.

If to Licensee:	Iconic Fragrances, LLC 1608 N.W. 84th Avenue Miami, FL 33126 Attention: Rene Garcia

Notice of the change of any of the foregoing addresses shall be duly given by either party to the other in the manner herein provided.

ARTICLE 20
Conditions

This Agreement shall only be effective upon satisfaction of the following conditions: (a) within sixty (60) days of the Effective Date, Parlux executes a sub-license agreement with Licensee, pursuant to which Parlux agrees to serve as the exclusive sub-licensee and distributor of the Licensed Products for a period equal to the Term of the Agreement and Parlux provides a written guaranty to Licensor guaranteeing all of Licensee's obligations to Licensor under the Agreement, and such sub-license agreement and guaranty are duly approved by the Parlux board of directors within one hundred fifty (150) days of the Effective Date, and (b) within one hundred fifty (150) days of the Effective Date, Licensee causes warrants to purchase Parlux common stock to be issued or assigned to Licensor in a quantity sufficient to satisfy any commitment made by Licensee to Licensor at an exercise price of $5.00 per share, which warrants have been validly issued and duly approved either by the board of directors of Parlux or, if required under the securities laws, the shareholders of Parlux. In the event that Parlux is required to seek shareholder approval for the issuance of the warrants, provided that Parlux has filed its draft proxy statement with the SEC within sixty (60) days of the Effective Date, and the SEC's clearance of the proxy statement is not rendered within thirty (30) days of its submission to the SEC (the "Initial Review Period"), then the 150-day period hereunder for issuance of such warrants shall be extended for so long as the proxy statement has not received SEC clearance after the expiration of the Initial Review Period, but in no event shall such extension exceed twenty (20) days (the "Extension Period"). The 150-day period referred to above plus the Extension Period, if applicable, shall collectively be referred to as the "Shareholder Approval Period."

The aforementioned Parlux guaranty shall, among other things, provide Licensor with direct audit rights with Parlux as it relates to this Agreement and the Licensed Products. Additionally, Licensor shall have a direct claim against Parlux on the guaranty for breaches of the Agreement (including but not limited to dilution of trademark, failure to obtain artist approval, violation of child labor laws etc).

The Agreement will have no force and effect and will terminate in its entirety with no further obligation by either party in the event that any of the foregoing conditions is not satisfied, provided, however, that the Minimum Guaranteed Royalty in the amount of $* for Sales Year 1 shall be retained by Licensor and shall be non-refundable in the event that any of the foregoing conditions is not satisfied and this Agreement is thereupon terminated.

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

ARTICLE 21
Most Favored Nations

In the event Licensee enters into license agreements with Kanye West and/or Shawn Carter (also known as Jay Z) (hereinafter, "Carter") in the same product category as is covered by the Agreement, if the financial terms of either of such license agreements are more favorable to Kanye West or Carter, as the case may be, than the financial terms provided to Licensor under this Agreement, then the financial terms of this Agreement shall thereupon be modified for the balance of the Term so as to be no less favorable to Licensor than the financial terms of the license agreements entered into with Kanye West and/or Carter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have executed this Agreement on the date first above written.

LICENSEE:

ICONIC FRAGRANCES, LLC

By:	/s/ Rene Garcia
Print Name: Rene Garcia
Title: President

LICENSOR:

COMBERMERE ENTERTAINMENT PROPERTIES LLC

By:	/s/ Rene Garcia
Print Name: Rene Garcia
Title: President

ARTIST:

/s/ Robin Rihanna Fenty
Robin Rihanna Fenty
As to Articles 2B and 11C Only

SCHEDULE 7B
MACY'S
DILLARD'S
BELK
BON-TON/ CARSON PIRIE SCOTT
BOSCOV'S
GOTTSCHALKS
VON MAUR
SAKS INC
NORDSTROM
LORD & TAYLOR
YOUNKERS
MILITARY EXCHANGE
STAGE STORES
DUNLAPS
NEIMAN MARCUS
ROGERS DEPARTMENT STORES
SEPHORA
VICTORIA'S SECRET

AND THE ABOVE RETAILERS' WEBSITES